SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2013

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2013 United Bankshares, Inc. (“United”), Virginia Commerce Bancorp, Inc. (“Virginia Commerce”) and George Mason Bankshares, Inc. (“George Mason”), a direct, wholly owned subsidiary of United, entered into a Joint Waiver and Agreement (the “Waiver”) to waive certain rights set forth in the Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of January 29, 2013, by and among United, Virginia Commerce and George Mason, pursuant to which, among other things, Virginia Commerce will merge with and into George Mason, with George Mason continuing as the surviving corporation (the “Merger”).

The Waiver (1) extends, from November 30, 2013 to January 31, 2014, the date after which either United or Virginia Commerce can elect to terminate the Reorganization Agreement if the Merger has not yet been completed, and (2) assuming that all conditions to the consummation of the Merger set forth in the Reorganization Agreement have been satisfied, establishes January 31, 2014 as the closing date of the Merger.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving United’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in United’s reports filed with the Securities and Exchange Commission (“SEC”) and any identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the United and Virginia Commerce businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of United products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Important Additional Information

On October 17, 2013 and October 21, 2013, respectively, the Merger was approved by the shareholders of Virginia Commerce and United, respectively. United and Virginia Commerce have received regulatory approval for the Merger from the Virginia State Corporation Commission Bureau of Financial Institutions, but have not yet received regulatory approval from the Board of Governors of the Federal Reserve System.

For more information about the Merger, see United’s Current Report on Form 8-K filed with the SEC on January 30, 2013, United’s Annual Report on Form 10-K filed with the SEC on February 28, 2013, and the registration statement filed by United with the SEC on Form S-4 on May 29, 2013 (and all subsequent amendments thereof and prospectus supplements thereunder).

Investors can obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. These documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Item 7.01 Regulation FD Disclosure

The press release announcing the Waiver is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Joint Waiver and Agreement, dated as of November 29, 2013, by and among United Bankshares, Inc., Virginia Commerce Bancorp, Inc. and George Mason Bankshares, Inc.

99.1	Joint Press Release, dated November 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: November 29, 2013	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer